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                                                             EXHIBIT 21.1

         HUNTSMAN PACKAGING CORPORATION SUBSIDIARIES
          STATES OF INCORPORATION AND QUALIFICATION

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COMPANY NAME & STATE/                                                 STATE/COUNTRY
COUNTRY OF INCORPORATION                                             QUALIFICATIONS
------------------------                                             --------------

Huntsman Bulk Packaging Corporation (Utah) ................................... Utah

Huntsman Deerfield Films Corporation
(Massachusetts) ....................................................  Massachusetts
                                                                           Kentucky

Huntsman Film Products of Canada Ltd. (Ontario) ........................... Ontario

Huntsman Film Products of Mexico, Inc. (Utah) ................................ Utah

Huntsman United Films Corporation (Georgia) ............................... Georgia
                                                                            Indiana
                                                                               Utah

Huntsman Container Corporation International (Utah) .........................  Utah

Huntsman Packaging U.K. Limited (United Kingdom) .......................... England

Huntsman Packaging Georgia, Inc. (Georgia) ................................ Georgia

Huntsman Preparatory, Inc. (Utah) ............................................ Utah

Huntsman Film Products GmbH (Germany) ..................................... Germany

Huntsman Film Products Pty. Ltd. (Australia) ...........................  Australia

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